UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) - December 29, 2000


                                    PSC Inc.

             (Exact name of Registrant as Specified in its Charter)


                                    New York
                                   ---------
                 (State or other jurisdiction of Incorporation)

        0-9919                                             16-0969362
-------------------                            ----------------------
(Commission File Number)                       (IRS Employer Identification No.)

                    675 Basket Road, Webster, New York 14580
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 (716) 265-1600

               Registrant's Telephone Number, including Area Code

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Item 5.  Other Events.

     (a) On December 29, 2000, the Company entered into an Amendment and Waiver Agreement with its senior lenders pursuant to which the lenders agreed, subject to certain terms and conditions, to waive certain events of default which existed under certain financial covenants as of September 29, 2000 and to amend certain provisions of the credit agreement through March 31, 2001. Among other provisions, the commitment for working capital was reduced from $50 million to $45 million; the interest rate was increased to prime + 1.50% through December 31, 2000 and to prime + 2.00% from January 1, 2001 through March 31, 2001; a 2.00% default interest rate is being accrued and will be payable on March 31, 2001; quarterly payments of principal have been reduced from $3.75 million to $2.50 million; and the Company will be permitted to maintain a new $6.0 million foreign currency hedging vehicle.

     Also on December 29, 2000, the Company entered into an Amendment and Consent and Waiver Agreement with its subordinated lenders pursuant to which the lenders agreed to waive certain events of default which existed under certain financial covenants as of September 30, 2000, to amend certain provisions of the Securities Purchase Agreements with respect to financial covenants as of December 31, 2000, and to defer payment of all interest accrued on their Notes from September 30, 2000 to April 1, 2001.

     (b) On January 12, 2001, as a result of the Company's failure to meet minimum bid-price requirements, the listing of the Company's securities was transferred from The Nasdaq National Market to The Nasdaq SmallCap Market.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

     10.1 Tenth Amendment and Waiver dated as of December 29, 2000 with respect to the Credit Agreement dated as of July 12, 1996, as amended, among PSC Scanning, Inc., formerly known as SpectraScan, Inc., which was the successor by merger to PSC Acquisition, Inc. (the "Borrower"), PSC Inc. ("PSC"), the lenders party thereto (the "Lenders") and Fleet National Bank, as administrative agent (the "Administrative Agent.

     10.2 Amendment No. 7 and Consent and Waiver dated as of December 29, 2000 Under Securities Purchase Agreements among PSC Inc., PSC Scanning, Inc. and the Purchasers named in the Securities Purchase Agreements dated July 12, 1996, as amended, modified and supplemented.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   PSC Inc.
                                                (Registrant)

Date:  January 17, 2001                   By: /s/ Michael J. Stachura
                                              Michael J. Stachura
                                              Vice President and Chief Financial
                                                Officer